UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 26, 2024

EyePoint Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-51122	26-2774444
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Pleasant Street
Watertown, Massachusetts		02472
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 926-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	EYPT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On June 26, 2024, EyePoint Pharmaceuticals, Inc. (the “Company”) posted the Company’s 2024 R&D Day Presentation (the “Presentation") on its website at www.eyepointpharma.com, which Presentation included the Company’s estimated cash and investments on hand as of June 30, 2024 and certain other corporate updates. The amounts included in the Presentation were calculated prior to the completion of a review by the Company’s independent registered public accounting firm and are therefore subject to change upon completion of the Company’s quarterly report for the period ended June 30, 2024. Additional information and disclosures would be required for a more complete understanding of the Company’s financial position and results of operations as of June 30, 2024.

Item 8.01 Other Events.

A copy of the Presentation is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

On June 26, 2024, the Company issued a press release announcing certain clinical and regulatory developments for its lead pipeline program, DURAVYU™ (vorolanib intravitreal insert), formerly known as EYP-1901, its Durasert E™ sustained drug delivery technology and early-stage programs to be presented during the Company’s R&D Day. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	R&D Presentation of EyePoint Pharmaceuticals, Inc. dated June 26, 2024
99.2	Press Release of EyePoint Pharmaceuticals, Inc. dated June 26, 2024
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EYEPOINT PHARMACEUTICALS, INC.

Date:	June 26, 2024	By:	/s/ George O. Elston
George O. Elston Executive Vice President and Chief Financial Officer